Exhibit 99.1

Patrick T. Manning

Executive Employment Agreement

This Executive Employment Agreement (this “Agreement”) is made and entered into as of the 18th day of July, 2004 (the “Effective Date”) by and between Sterling Construction Company, Inc. (“Sterling”) and Sterling Houston Holdings, Inc. (“SHH”) each with a place of business in, Harris County, Texas, (each a “Company” and together the “Companies”) and Patrick T. Manning (“Mr. Manning”).

In consideration of the following covenants and conditions and for other good and valuable consideration, the parties agree as follows:

Prior Agreements. This Agreement supersedes any and all other employment agreements, written or oral between SHH and Mr. Manning and between Sterling and Mr. Manning.

Employment. The Companies hereby employ Mr. Manning, and Mr. Manning hereby accepts employment for the term, at the salary, with the benefits and for the other consideration set forth herein and on the conditions specified herein.

Duties and Responsibilities.

(a)	Mr. Manning agrees to perform to the best of his ability the duties of Chief Executive Officer of Sterling, SHH and Sterling General, Inc. with such other duties relating to those positions as the respective Chief Executive Officers and the Boards of Directors of the Companies (each a “Board” and together the “Boards”) may assign from time to time.

(b)	As a full-time employee, Mr. Manning agrees (i) to devote such portion of his productive time, ability and attention to the diligent prosecution of the business and affairs of the Companies as necessary for the discharge of his duties hereunder; and (ii) to conform to, and/or comply with, all lawful rules, regulations, instructions, personnel practices and policies of the Companies that are not inconsistent with this Agreement, whether now in force or hereafter adopted.

(c)	The foregoing provisions shall not prevent or restrict Mr. Manning from passive investment activities.

Term and Place of Employment.

(d)	Term.

(i)	The original term of this Agreement shall commence on the Effective Date and shall expire (unless renewed) at the close of business on the third anniversary of the Effective Date (the “Original Term”) unless sooner terminated in accordance with the terms and provisions hereinafter set forth.

(ii)	This Agreement shall be renewed and extended for a period of twelve (12) months on the third anniversary of the Effective Date and on each successive anniversary thereafter if not less than ninety (90) days prior to the third anniversary (or, if previously renewed and extended, any succeeding anniversary) of the Effective Date (the “Renewal Notice Date”) (A) the Companies pursuant to a resolution of each Board shall have given Mr. Manning written notice that they have determined to renew this Agreement; and (B) Mr. Manning shall not have exercised any right herein to terminate his employment and this Agreement.

(e)	Place of Employment. Mr. Manning shall be based at the offices of SHH in Houston, Harris County, Texas except for required travel on the Companies’ business.

Compensation and Benefits. The compensation and benefits payable hereunder shall be in consideration of the performance by Mr. Manning of his responsibilities, duties and obligations described in this Agreement for both Companies.

(f)	Base Salary. SHH shall pay Mr. Manning an annual base salary of two hundred forty thousand dollars ($240,000) (“Base Salary”) in bi-weekly installments, subject to pro-ration as to any partial period and to withholding and other deductions as provided in this Agreement.

(g)	Incentive Compensation.

(i)	Bonus. In addition to his Base Salary, SHH shall pay Mr. Manning a bonus of one hundred twenty-five thousand dollars ($125,000) in respect of any fiscal year during which SHH achieves 75% or greater of the EBITDA projected in the budget for the fiscal year in question; provided such budget has been approved by both Boards (the “Budgeted EBITDA”); and provided further that in the absence of such agreement, Budgeted EBITDA shall be equal to 100% of the actual EBITDA for the preceding fiscal year. For the purposes of this Agreement, EBITDA shall have the meaning assigned to such term in Schedule A hereto.

(ii)	Additional Bonus. In addition to any amounts payable pursuant to Section 5(b)(i), above, SHH shall pay Mr. Manning an additional incentive bonus (the “Additional Bonus”) in respect of any year during which EBITDA exceeds Budgeted EBITDA by 10% or more. If EBITDA exceeds Budgeted EBITDA by an amount from 10% to 30% inclusive, the amount of the Additional Bonus shall be not less than 10% and not more than 100% of Mr. Manning’s Base Salary and shall be determined by the Compensation Committee of Sterling’s Board. If EBITDA exceeds Budgeted EBITDA by more than 30%, the amount of the Additional Bonus shall be 100% of Base Salary.

(iii)	Bonus Cap Amount. Notwithstanding the provisions of Section 5(b)((ii), above, the sum of the Additional Bonuses payable with respect to a given year to the following named officers of SHH (the “SHH Officers”) : Patrick T. Manning, Joseph P. Harper, Sr., Terry D. Williamson, Anthony F. Colombo, Brian R. Manning, Jeffrey Manning and Joseph P. Harper, Jr. under their employment agreements shall not exceed 30% of the amount by which EBITDA exceeds Budgeted EBITDA (the “Bonus Cap Amount”). In the event that the sum of all Additional Bonuses payable to the SHH Officers computed without regard to the Bonus Cap Amount would exceed the Bonus Cap Amount, Mr. Manning’s Additional Bonus shall be a fraction of the Bonus Cap Amount, the numerator of which is Mr. Manning’s Additional Bonus computed without regard to the Bonus Cap Amount and the denominator of which is the sum of all Additional Bonuses payable to the SHH Officers computed without regard to the Bonus Cap Amount.

(h)	Equity Compensation. On or as of each of the first two (2) anniversaries of the Effective Date, Sterling shall grant Mr. Manning an option to purchase ten thousand (10,000) shares of Sterling common stock at an exercise price per share equal to the fair market value of a share of Sterling common stock on the date of grant. Each such option shall be an incentive stock option to the extent permitted by applicable tax laws, shall expire five (5) years from the date of grant, and shall become exercisable in full on July 18, 2007. Each such option shall continue in full force and effect notwithstanding the termination of Mr. Manning’s employment hereunder unless such termination is pursuant to Section 6(c) (“The Companies’ Right to Terminate for Good Cause”), below, in which event each such option shall terminate on the date that Mr. Manning’s employment terminates.

(i)	Car Allowance. SHH shall pay Mr. Manning a car allowance of seven hundred dollars ($700) per month.

(j)	Benefits; Other Compensation. Mr. Manning shall be entitled to participate in those fringe benefits, benefit plans, bonus plans or programs and other compensation of SHH (“Benefit Plans”) if any, at any time made available by SHH to its employees generally or its senior employees generally.

(k)	Payroll Taxes and Other Deductions. SHH shall withhold from Base Salary and any other compensation paid to Mr. Manning all applicable withholding and other payroll taxes due with respect thereto and such other deductions as shall be related to Mr. Manning’s participation in the insurance or other benefit plans, if any, from time to time established and maintained by SHH for its salaried employees.

(l)	Vacation. Mr. Manning shall be entitled to eight (8) weeks of paid vacation; provided, however, that Mr. Manning expressly agrees that his vacation time shall be taken at such time or times as shall not interfere with his duties hereunder or conflict with the Companies’ interests. Mr. Manning shall also be entitled to all paid holidays given by SHH to its executives. Mr. Manning shall not be compensated for any unused vacation days.

(m)	Business Expenses. SHH shall reimburse to Mr. Manning his reasonable and necessary business expenses incurred by him in the performance of his duties and responsibilities hereunder, including, without limitation, travel from his office and/or residence to the Companies’ facilities, all in accordance with applicable policies, as such may exist from time to time. SHH shall also permit Mr. Manning to use an SHH credit card to pay such expenses. Mr. Manning’s Company credit card charges and expense reports will be subject to review and approval by the Sterling Board.

(n)	Directors and Officers Liability Insurance. Sterling shall obtain and maintain, at its sole expense, a policy or contract of insurance to insure its directors and officers and the directors and officers of its subsidiaries (including, without limitation, SHH) against personal liability for acts or omissions in connection with service as a director or officer of Sterling, SHH or any Affiliate (as defined below) or service in other capacities at the request of Sterling, SHH or any Affiliate. The insurance coverage provided to Mr. Manning shall be at the same limits and of the same scope and on the same terms and conditions as the coverage provided to the other directors and officers of Sterling. The scope, terms and conditions of such coverage shall be reasonably comparable to the directors and officers insurance coverage provided by comparable size companies that are owned by public companies.

(o)	Indemnification. The Companies shall defend and indemnify Mr. Manning against, and hold him harmless from, any and all costs, liabilities, losses, claims and exposures for his services as an employee, officer or director of the Companies or any Affiliate to the maximum extent permitted under applicable laws or under the Companies’ charters or bylaws.

Termination.

(p)	Mr. Manning’s Right to Terminate for Good Reason.

(i)	Mr. Manning may terminate this Agreement and his employment with both (but not less than both) Companies for Good Reason, as defined below. In the event of Mr. Manning’s termination of this Agreement and his employment with the Companies for Good Reason, SHH shall continue paying Mr. Manning his Base Salary through the expiration of the then remaining term of this Agreement, but in no event for less than twelve (12) additional months.

(ii)	For purposes of Section 6(a)(i), above, “Good Reason” shall be deemed to exist if (A) either Company fails to comply with any material provision of this Agreement and such failure has not been cured within ten (10) days after notice of such noncompliance has been given by Mr. Manning to the Boards pursuant to the notice provisions of this Agreement specifying the nature of such noncompliance in reasonable detail; or (B) Mr. Manning is removed from, or is not elected to, the Boards after the Effective Date;

or (C) Mr. Manning is assigned any duties materially inconsistent with Mr. Manning’s authority, duties or responsibilities on the Effective Date, including without limitation any action of either Company that results in Mr. Manning no longer having the titles and responsibilities specified in Section 3(a), above; or (D) the Companies fail to renew the Original Term or any extended term of this Agreement in the manner provided in Section 4(a)(ii), above, by the Renewal Notice Date.

(q)	Mr. Manning’s Right to Terminate Without Good Reason. At any time, Mr. Manning may terminate this Agreement and his employment with both (but not less than both) Companies for any reason not described in Section 6(a), above, but only after at least one hundred eighty (180) days’ advance written notice is given to the Boards by Mr. Manning pursuant to the notice provisions hereof; provided, however, that Mr. Manning shall terminate his employment on any earlier date after giving such notice if so required by either Board. If Mr. Manning terminates his employment in accordance with the preceding sentence, SHH shall not be obligated to make any further payments hereunder, except for (i) the amount of any accrued Base Salary through the effective date of termination in the manner set forth in Section 5(a), above; and (ii) any vested benefits, amounts or payments due Mr. Manning or his beneficiaries under any Benefit Plan in which he is a participant. The Companies may deem such notice as notice of resignation by Mr. Manning of all offices and directorships then held by him in the Companies and in any entity controlling, controlled by, or under common control with, either Company (each an “Affiliate”) such resignation to be effective upon Mr. Manning’s termination of employment.

(r)	The Companies’ Right to Terminate for Good Cause. The Companies may terminate this Agreement and Mr. Manning’s employment for good cause, as defined below, at any time effective immediately upon giving written notice of termination to Mr. Manning. For the purposes of this Section 6(c) “good cause” for termination shall mean any of the following:

(i)	Mr. Manning’s gross neglect of his duties, gross negligence in the performance of his duties, refusal to perform his duties, or willful disobedience of a lawful order or directive given to Mr. Manning by either Board and within the scope of Mr. Manning’s duties.

(ii)	Mr. Manning’s unsatisfactory performance of his duties that is not cured within twenty (20) working days after written notice is given to Mr. Manning pursuant to a duly adopted resolution of either Board specifically identifying each reason why such Board, in its judgment, believes that Mr. Manning’s performance is unsatisfactory and what Mr. Manning can do to cure such unsatisfactory performance to the full satisfaction of such Board.

(iii)	Any act of theft or other dishonesty on the part of Mr. Manning, including, but not limited to any intentional misapplication of either Company’s funds or other property that either Board has found pursuant to a duly adopted resolution, with Mr. Manning not participating in such action, that Mr. Manning has committed.

(iv)	Mr. Manning’s conviction of any criminal activity not described in Section 6(c)(iii), above, or participation in an activity involving moral turpitude that either Board has found pursuant to a duly adopted resolution, with Mr. Manning not participating in such action, is or could reasonably be expected to be injurious to the business or reputation of either Company.

(v)	Mr. Manning’s immoderate use of alcohol and/or the use of non-prescribed narcotics that either Board has found pursuant to a duly adopted resolution, with Mr. Manning not participating in such action, adversely affects the performance of his duties.

(s)	Consequences of Termination for Good Cause. If either Company terminates this Agreement and Mr. Manning’s employment for good cause, SHH shall not be obligated to make any further payments hereunder except for (i) the amount of any accrued Base Salary due at the time of termination in the manner set forth in Section 5(a), above; and (ii) any vested benefits, amounts or payments due Mr. Manning or his beneficiaries under any Benefit Plan in which he is a participant.

(t)	The Companies’ Right to Terminate Without Good Cause. Either Company may terminate this Agreement and Mr. Manning’s employment at any time for any reason not described in Section 6(c), above, but only after at least one hundred eighty (180) days’ advance written notice is given to Mr. Manning pursuant to the notice provisions hereof. If Mr. Manning’s employment is terminated in accordance with the preceding sentence, SHH shall continue to be obligated to make all payments of Base Salary that would have been payable under Section 5(a), above, during the period commencing on the date of such termination and ending on the earlier of (i) the end of the Original Term (or, if applicable, any renewal term) hereof; or (ii) the date Mr. Manning breaches or ceases to be subject to the provisions of Section 7 (“Proprietary and Confidential Information of the Company”) or Section 8 (“Covenant Not to Solicit or Compete”), below.

(u)	Mr. Manning’s Right to Terminate in the Event of a Change in Control of the Company. For purposes of this Section 6(f) only, the word “Company” shall mean and include any one or more of Sterling, SHH, Sterling General, Inc. and Texas Sterling Construction, L.P. so long as they are Affiliates.

(i)	A “Change in Control of the Company” shall occur or be deemed to have occurred only if one of the following events occurs.

(A)	Any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than (1) the Company; (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or (3) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(B)	During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company together with any new director (other than a new director designated by a person who has entered into an agreement with the Company to effect any transaction described in Section 6(f)(i)(A), 6(f)(i)(C) or 6(f)(i)(D)) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

(C)	the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined in Section 6(f)(i)(A), above)

acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(D)	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

For purposes of the application of the provisions of this Section 6(f) to Texas Sterling Construction, L.P., stockholders shall mean the general partner or partners; securities and voting power shall refer to general partnership interests; election shall refer to selection as a general partner; and directors and the board shall refer to the general partner or partners all as the context requires in order to achieve the intent of such provisions.

(ii)	Upon the occurrence of either a Change in Control of the Company or the execution by the Company of any agreement that will result in a Change in Control that is not consented to in writing by Mr. Manning on or before its consummation, Mr. Manning shall have a period of thirty (30) days after such consummation in which to elect by written notice to the Sterling Board to terminate this Agreement and his employment hereunder. If such notice is timely given, Mr. Manning’s employment and this Agreement shall terminate on the date such notice is given. If Mr. Manning terminates his employment and this Agreement in accordance with this Section 6(f), no further payments hereunder shall be made to Mr. Manning, except for (A) the amount of any accrued Base Salary through the effective date of termination in the manner set forth in Section 5(a), above; and (B) any vested benefits, amounts or payments due Mr. Manning or his beneficiaries under any Benefit Plan in which he is a participant. Such written notice shall be construed as a resignation by Mr. Manning of all offices and directorships then held by him in the Company or Companies as to which there has been a Change In Control and in any Affiliate.

(iii)	The termination of Mr. Manning’s employment under Section 6(f)(ii), above, shall relieve Mr. Manning of his obligations set forth in Section 8 (“Covenant Not to Solicit or Compete”), below, but shall not relieve Mr. Manning of his obligations set forth in Section 7 (“Proprietary and Confidential Information of the Company”), below.

(v)	In the Event of Death. In the event of Mr. Manning’s death during the Original Term or any renewal term of this Agreement, this Agreement shall be terminated automatically as of the date of Mr. Manning’s death, and neither of the Companies shall have any further or continuing obligation to Mr. Manning or his estate under the provisions of Section 5 (“Compensation and Benefits”), above, other than to pay any salary or benefits accrued but not paid for the period ending on the date of Mr. Manning’s death.

(w)	In the Event of Permanent Disability. In the event Mr. Manning is or becomes permanently disabled, as such term is defined below, during the Original Term or any renewal term of this Agreement, this Agreement and Mr. Manning’s employment may at the option of either Company be terminated at any time after the occurrence of such disability. Any such termination shall be exercised by written notice given by the terminating Company to Mr. Manning or his personal representative. Mr. Manning shall be deemed to have become permanently disabled if during any consecutive twelve (12) month period, because of ill health, physical or mental disability, or for other causes beyond his control, he shall have been continuously unable or unwilling or shall have failed to have performed his duties under this Agreement, in whole or in substantial part, for one hundred eighty (180) consecutive days (the phrase “substantial part” meaning the inability of Mr. Manning to perform and devote at least eight (8) hours per work day to his duties and responsibilities.)

Proprietary and Confidential Information.

(x)	Nondisclosure Covenant. During the term of his employment hereunder, Mr. Manning shall have access to confidential and/or proprietary information of the Companies and the Affiliates, including, but not limited to, books and records, financial information, personnel information, lists of existing or prospective clients and customers (and their special needs and requirements) market research, fee and pricing structures, intellectual property, and other information (hereafter collectively called “Confidential Information.”) Mr. Manning recognizes and acknowledges that Confidential Information is a valuable, special and unique asset of the owner thereof (whether such owner is one of the Companies, an Affiliate or a third party) and that the owner’s business is dependent on the same. To insure the continued secrecy of Confidential Information, and in consideration of his employment or continued employment by the Companies, Mr. Manning agrees and covenants, subject to the next succeeding sentence, that during the Original Term and any renewal term of this Agreement and at all times following the termination of this Agreement and/or his employment (whether such termination occurs as a result of the expiration of the Original Term or any renewal term of this Agreement or by the election of either party) Mr. Manning will not, except as is reasonably believed by him to be in the best interest of, or necessary to, the conduct of the business of the Companies and/or the Affiliates —

(i)	disclose or divulge to any person, firm, corporation, partnership, joint venture or other business entity, or to any local, state or federal governmental agency (collectively referred to as an “Entity”) any Confidential Information or any other proprietary information that is used by, or becomes known to, Mr. Manning;

(ii)	use Confidential Information for any purpose other than the performance by Mr. Manning of his obligations under this Agreement and/or the performance of his duties as an employee of the Companies; or

(iii)	disclose to any Entity any information that is not otherwise known to the public concerning the business, customers, clients or affairs of the Companies or the Affiliates that Mr. Manning may acquire in the course of, or as an incident to, employment and service hereunder.

(y)	Exceptions. Notwithstanding the immediately preceding sentence to the contrary, Mr. Manning shall not be considered to have violated the requirements of such sentence if Mr. Manning makes a disclosure of Confidential Information in response to a subpoena or is ordered by a court of competent jurisdiction to do so. Confidential Information shall not include information that (i) becomes known to the public through no fault of Mr. Manning; (ii) is properly disclosed by either Company to a third party under no obligation of confidentiality; or (iii) becomes available to Mr. Manning on a non-confidential basis from a third party under no obligation of confidentiality to either Company or an Affiliate.

(z)	Work Product. Upon the termination of his employment, Mr. Manning shall not take from the premises of either Company or otherwise retain any records, files or other documents, or copies thereof, relating to the business or affairs of the Companies or any Confidential Information. As further consideration for his employment, Mr. Manning hereby assigns and agrees to assign jointly to the Companies, its successors and assigns, all rights to documents, manuals, notes, computer programs, data bases, research material, prospective customer lists, etc. that Mr. Manning may have made, conceived, or received during the term of his employment with either Company. Mr. Manning will promptly disclose to the Companies information relating to said documents, manuals, notes, computer programs, databases, research materials, prospective customer lists, etc. and will execute, acknowledge, and deliver all papers and perform such other acts as may be necessary in the opinion of either Company to vest title to such material in the Companies, their successors and assigns. Without limiting the generality of the foregoing, Mr. Manning covenants and agrees to assign jointly to both Companies, their successors and assigns, at any time and from time to time as may be requested by either Company, their successors and assigns, at any time or times, any and all works, whether constituting derivative works or improvements that he develops, invents or creates from and after the Effective Date and during the term of his employment, and agrees that the same are and will be works for hire and owned by the Companies, their successors and assigns.

(aa)	Remedies. In the event of a breach or threatened breach by Mr. Manning of the provisions of this Section 7, either Company shall be entitled to seek an injunction restraining Mr. Manning from disclosing, in whole or in part, any Confidential Information or mandating the assignment by Mr. Manning of any and all such works to the Companies. Nothing herein shall be construed as prohibiting either Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Mr. Manning.

Covenant Not to Solicit or Compete. Mr. Manning hereby agrees, covenants and warrants subject to the terms and conditions of this Section 8 that during the Original Term and any renewal term of this Agreement and —

(bb)	For the two (2) year period following the expiration of the Original Term or any renewal term or following the termination of Mr. Manning’s employment under Section 6(b) (Mr. Manning’s Right to Terminate Without Good Reason”) or Section 6(c) (“The Companies’ Right to Terminate for Good Cause”), above; as the case may be, or

(cc)	For the one (1) year period following the termination of Mr. Manning’s employment under Section 6(a) (“Mr. Manning’s Right to Terminate for Good Reason”) or Section 6(e) (“The Companies’ Right to Terminate Without Good Cause”), above,

Mr. Manning will not, within the State of Texas, directly or indirectly:

(i)	compete with the Companies in any business in which either of them is actively engaged at the termination of Mr. Manning’s employment;

(ii)	solicit, contract, contact or consult with any of the Companies’ then existing or actively prospective customers or clients for the purpose of providing, either directly or indirectly, goods or services in competition with either of the Companies;

(iii)	take any action that would tend to divert from either Company any Entity that was a client or customer of such Company on the date of the termination of Mr. Manning’s employment or any Entity with respect to which such Company was actively seeking to establish a client relationship on the date of the termination of Mr. Manning’s employment; or

(iv)	solicit for employment or employ as an employee, independent contractor or consultant any person who is a party to an employment, independent contractor or consulting agreement with either Company or was an employee, independent contractor or consultant of either Company on the date of the termination of Mr. Manning’s employment to perform or provide (or aid in the providing or performing) on behalf of any Entity any service that is the same as, or similar to, any service performed or provided by such person in the scope of such person’s employment, independent contractor or consulting arrangements with either Company.

(dd)	As sole consideration for Mr. Manning’s agreement not to compete for the period specified above following the termination of his employment, the Company shall pay and hereby agrees to pay Mr. Manning one thousand dollars ($1,000) per month in advance for each month in such period.

(ee)	Notwithstanding the foregoing provisions of this Section 8, Mr. Manning may elect by written notice to the Company after termination of employment by either Company other than for good cause and prior to any breach of (i) Section 7 (“Proprietary and Confidential Information of the Company”), above; (ii) this Section 8; or (iii) of any other provisions hereof by Mr. Manning, to cease to be subject to this Section 8. Upon the giving of such notice, Mr. Manning shall cease to be subject to the provisions of this Section 8 (but shall continue to be subject to the provisions of Section 7), and both Companies shall cease to have any further obligations to make any further payments to Mr. Manning pursuant to Section 6(e) (“The Companies’ Right to Terminate Without Good Cause”) (if otherwise applicable) or pursuant to Section 8(c), above.

(ff)	Mr. Manning agrees that the provisions contained in this Section 8 are of vital importance to both Companies, and that if any question shall ever arise as to whether any act of Mr. Manning is prohibited by this Section 8, then, in all instances in which it is reasonable to interpret any provision of this Section 8 to prohibit such act, such interpretation shall be controlling, notwithstanding that it may also be reasonable to interpret such provision not to prohibit such act.

(gg)	Mr. Manning further agrees that such limitations as to the period of time, geographic area and types and scopes of restriction on his activities specified herein are reasonable and necessary for the protection of the goodwill and other business interests of both Companies. However, should either the time period or the geographic area provided herein be deemed invalid or unenforceable in any respect by a court of competent jurisdiction, then Mr. Manning recognizes and agrees that, upon request of either Company, a modification shall be made to such time period or geographic area to protect both Companies with respect to the purpose of this covenant not to compete.

(hh)	Mr. Manning recognizes and agrees that any violation by him of any of the provisions contained in this Section 8 will cause such damage or injury to both Companies as would be irreparable and continuing and that the exact amount of such damage might be difficult or impossible to ascertain and that for such reason, among others, either Company shall be entitled to seek an injunction from any court of competent jurisdiction restraining any further violation by him of this Section 8 in addition to recovering such damages as the Companies may have sustained as a result thereof. Such right to damages or an injunction shall be in addition to, and not in limitation of, any other rights and remedies the Companies may have under Section 15.50 et seq. of the Texas Business and Commerce Code for breach of this Section 8 or any other provisions of this Agreement.

(ii)	The existence of any claim or cause of action of Mr. Manning against either Company, whether predicted on this Agreement or otherwise, shall not constitute a defense to the enforcement of this covenant.

Assignment of Agreement. The Companies may not assign this Agreement without the prior written consent of Mr. Manning. In the event of an assignment, the rights and obligations of the Companies under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Companies. Any assignment by either Company of its rights hereunder shall not relieve such Company of its financial obligation to Mr. Manning. The rights and obligations of Mr. Manning under this Agreement are personal to him, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer by him.

Notices.

(jj)	Any notice given under this Agreement to the other parties shall be given in writing. Any such notice shall be given by personal delivery or by registered or certified mail (return receipt requested) postage prepaid, addressed —

(i)	In the case of Sterling and SHH, to their respective headquarters addresses; and

(ii)	In the case of Mr. Manning, to his most recent residence address on the books of the Company;

or to such other address of a party as that party may by written notice hereafter designate.

(kk)	Notice given in accordance herewith shall be effective five (5) days after the date of the postmark if mailed via registered or certified mail and the return receipt is received by the sender, or upon actual receipt by the party receiving the notice in the event that (i) such return receipt is not received by the sender; or (ii) notice was given by personal delivery.

Waiver of Breach. The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement.

Entire Agreement. This Agreement together with Schedule A contains the entire agreement of the parties with respect to the subject matter hereof except as otherwise expressly provided herein.

Amendment. This Agreement may be changed, modified or amended at any time and in any respect by the agreement of the parties hereto without the consent of any other person; provided, however, that no change, modification or amendment shall be binding unless the same shall have been reduced to a writing and signed by the party against whom enforcement of the change, modification or amendment is sought.

Applicable Law and Venue. The parties intend and agree that the terms and provisions of this Agreement and the performance of the parties hereunder shall be governed by the laws of the State of Texas, excluding its conflicts of laws provisions, and all disputes hereunder are subject exclusively to the jurisdiction of courts, state or federal, sitting in Harris County, Texas.

Severability. In the event that any portion of this Agreement is declared to be invalid or illegal by final judgment of any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect notwithstanding the invalidity or illegality of such portion.

Headings and References. The headings contained in this Agreement are solely for the convenience of the parties and have no bearing upon the interpretation and/or enforcement of this Agreement. All references in this Agreement to sections shall refer to the sections of this Agreement unless otherwise explicitly stated, and the words “hereof,” “herein,” and “hereunder,” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

Counterparts and Execution. This Agreement may be executed in multiple counterparts, each of which may be considered an original, but all of which together shall constitute but one and the same instrument. This Agreement when signed by a party may be delivered by telecopier or other facsimile transmission with the same force and effect as if the same were an executed and delivered original manually signed counterpart.

Executed effective as of the Effective Date.

Sterling Construction Company, Inc.

By: /s/ Robert W. Frickel	/s/ Patrick T. Manning
Robert W. Frickel	Patrick T. Manning
Chairman of the Compensation Committee

Sterling Houston Holdings, Inc.

By: /s/ Joseph P. Harper, Sr.
       Joseph P. Harper, Sr.
       Treasurer

Schedule A
Definition of EBITDA

"EBITDA” shall mean the net income determined in accordance with generally accepted accounting principles of SHH and its consolidated subsidiaries for a given fiscal year —

Plus	Interest expense for the period;
Plus	Depreciation and amortization expense for the period;
Plus	Federal and state income tax expense incurred for the period;
Plus	Extraordinary Items (to the extent negative) if any, for the period;
Plus	Any and all fees paid to Menai Capital, LLC, and any fees paid to non-employee directors;
Plus	Any and all charges for corporate overhead or similar non-operating charges from Sterling or any other parent company that may exist in the future;
Minus	Extraordinary Items (to the extent positive) if any; and
Minus	Interest income for the period.

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